Exhibit (b)(2)

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT

Dated as of April 24, 2007

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”) among CBRL GROUP, INC., a Tennessee corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Guarantors, the Lenders and the Agent have entered into a Credit Agreement dated as of April 27, 2006 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement.

(3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendment to Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, Article V of the Credit Agreement is hereby amended by (a) amending and restating Section 5.02(g)(iv), such Section to read in full as follows:

“ (iv) the Borrower may repurchase, acquire or redeem the Convertible Notes and/or any notes exchanged (“New Notes”) for such Convertible Notes (and/or any common stock into which such Convertible Notes or New Notes are converted) with the proceeds of the Term B-2 Facility and/or cash on hand;”

and (b) amending and restating Section 5.02(j)(i)(C), such Section to read in full as follows:

“(iv)(C) the conversion of subordinated debt into equity in accordance with its terms and any transaction permitted by Section 5.02(g)(iv);”

SECTION 2.  Conditions to Effectiveness. This Amendment shall become effective when, and only when, the Agent shall have received (a) counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment, (b) the consent attached hereto (the “Consent”) executed by each Guarantor and (c) payment in full of all expenses of counsel for the Agent in connection with this Amendment and the Credit Agreement.

SECTION 3.  Reference to and Effect on the Credit Agreement (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any of the Loan Documents to “the Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)  The Credit Agreement, as specifically modified by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 4.  Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 5.  Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CBRL GROUP, INC., as Borrower

By /s/ Lawrence E. White
Name: Lawrence E. White
Title: Senior Vice President-Finance and
Chief Financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Agent and Lender

By  /s/ Jorge A. Gonzalez
Name: Jorge A. Gonzalez
Title: Managing Director

The CIT Group/Equipment Financing, Inc.

By  /s/______________________
Title: Managing Director

Bank of America, N.A., as Lender

By  /s/ Angelo Maragos___________
Name: Angelo Maragos
Title: Vice President

Fortis Capital
Lender

By  _____/s/ Timothy Strab__________
Name: Timothy Strab
Title: Managing Director

Fortis Capital
Lender

By  _____/s/ Daniel M. Jaffe________
Name: Daniel M. Jaffe
Title: Vice President

ERSTE BANK DER OESTERREICHISCHEN
SPARKASSEN AG

By  _____/s/______________________
Title: Director

By  _____/s/______________________
Title: Director

SunTrust Bank

By  _____/s/ Jean-Paul-Purdy _________
Jean-Paul-Purdy, Director

Regions Bank

By  _____/s/ ___________
Title: Senior Vice President

Fifth Third Bank

By  _____/s/ John K. Perez _________
John K. Perez
Title: Vice President

AIB Debt Management Limited

By  _____/s/ Joseph Augustini_______
Name: Joseph Augustini
Title: Sr. Vice President

By  _____/s/ Roisin O’Connell_______
Name: Roisin O’Connell
Title: Vice President

Keystone Nazareth Bank & Trust Company

By  _____/s/ Edwin C. Detwiler______
Name: Edwin C. Detwiler
Title: Senior Vice President

RAYMOND JAMES BANK, FSB

By  _____/s/ Andrew D. Hahn_______
Title: Andrew D. Hahn, Vice President

AgFirst Farm Credit Bank

By  _____/s/ J. Michael Mancini_____
Name: J. Michael Mancini
Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By  _____/s/ Amanda J. Van Heyst____
Title: Duly Authorized Signatory

MIZUHO CORPORATE BANK, LTD.

By  _____/s/ ___________
Title: Senior Vice President

FCS FINANCIAL, PCA, FORMERLY KNOWN AS
FARM CREDIT SERVICES OF MISSOURI, PCA, as
lender

By  _____/s/ Terry Eidson _______
Name: Terry Eidson
Title: Senior Vice President, Credit Services

Greenstone Farm Credit Services, ACA/FLCA

By  _____/s/ _________________
Title: Vice President/Managing Director

First Tennessee Bank, N.A.

By  _____/s/ Ned Spitzer _______
Name: Ned Spitzer
Title: Vice President

1st Farm Credit Services, PCA

By  _____/s/ Dale A. Richardson_____
Name: Dale A. Richardson
Title: VP, Illinois Capital Markets Group

KeyBank National Association

By  _____/s/ ______________
Title: Senior Vice President

Denali Capital LLC, managing member of DC Funding
Partners LLC, portfolio manager for DENALI CAPITAL
CLO V, LTD., or an affiliate

By  _____/s/ Ross Van Drunen _______
Name: Ross Van Drunen
Title: Vice President

Denali Capital LLC, managing member of DC Funding
Partners LLC, portfolio manager for DENALI CAPITAL
CLO VI, LTD., or an affiliate

By  _____/s/ Ross Van Drunen _______
Name: Ross Van Drunen
Title: Vice President

CANADIAN IMPERIAL BANK OF COMMERCE

By  _____/s/ John O’Dowd _______
Name: John O’Dowd
Title: Authorized Signatory

Cooperative Centrale Raiffeisen-Boerenleenbank, B.A.
“Rabobank Nederland”, New York Branch

By  _____/s/ Tamira Treffers-Herrera______________
Title: Tamira Treffers-Herrera - Executive Director

By  _____/s/ Brett Delfino _______
Title: Brett Delfino - Executive Director

Badgerland Farm Credit Services, FLCA, as Lender

By  _____/s/ Kenneth H. Rue _____
Kenneth H.Rue

Agribusiness Finance Officer

Humboldt Woods Segregated Portfolio
By: Tall Tree Investment Management, LLC,
as Collateral Manager

By  _____/s/ Michael J. Starshak Jr._____
Title: Michael J. Starshak Jr.
Officer

Grant Grove CLO, Ltd.
By: Tall Tree Investment Management, LLC,
as Collateral Manager

By  _____/s/ Michael J. Starshak Jr._____
Title: Michael J. Starshak Jr.
Officer

Founders Grove CLO, Ltd.
By: Tall Tree Investment Management, LLC,
as Collateral Manager

By  _____/s/ Michael J. Starshak Jr._____
Title: Michael J. Starshak Jr.
Officer

CONSENT

Dated as of April 24, 2007

Each of the undersigned, in connection with each of the Collateral Documents and the Guaranty referred to in the Credit Agreement dated as of April 27, 2006 (the “Credit Agreement”) among CBRL GROUP, INC., the Guarantors named therein, the Lenders and agents named therein, and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent, hereby consents to the foregoing Amendment No. 1 to the Credit Agreement (the “Amendment”) and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, (a) the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by the Amendment and (b) the Collateral Documents and all of the Collateral described therein do, and shall continue to, secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

CB MUSIC, LLC

By__/s/ N.B. Forrest Shoaf_________
Name: N.B. Forrest Shoaf
Title: Assistant Secretary

CBOCS DISTRIBUTION, INC.

By__/s/ N.B. Forrest Shoaf_________
Name: N.B. Forrest Shoaf
Title: Assistant Secretary

CBOCS PARTNER I, LLC

By__/s/ Michael Zylstra _________
Name: Michael Zylstra
Title: Secretary

CBOCS PARTNER II, LLC

By__/s/ Ursula Holmes _________
Name: Ursula Holmes
Title: President

CBOCS PENNSYLVANIA, LLC

By__/s/ N.B. Forrest Shoaf_________
Name: N.B. Forrest Shoaf
Title: Assistant Secretary

CBOCS PROPERTIES, INC.

By__/s/ Ursula Holmes _________
Name: Ursula Holmes
Title: President

CBOCS SUPPLY, INC.

By__/s/ Michael Zylstra _________
Name: Michael Zylstra
Title: Secretary

CBOCS TEXAS LIMITED PARTNERSHIP

By: CBOCS Partner I, LLC, its general partner

By__/s/ Michael Zylstra _________
Name: Michael Zylstra
Title: Secretary

CBOCS WEST, INC.

By__/s/ N.B. Forrest Shoaf_________
Name: N.B. Forrest Shoaf
Title: Assistant Secretary

CRACKER BARREL OLD COUNTRY
STORE, INC.

By__/s/ N.B. Forrest Shoaf_________
Name: N.B. Forrest Shoaf
Title: Assistant Secretary

ROCKING CHAIR, INC.

By__/s/ Mindy Riddle _________
Name: Mindy Riddle
Title: President

GUN BARREL ROAD LOGAN’S, INC.

By__/s/ N.B. Forrest Shoaf_________
Name: N.B. Forrest Shoaf
Title: Secretary